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Exhibit 10.31

AMENDMENT NO. 2 TO
AMENDED AND RESTATED SEVERANCE AGREEMENT

    This Amendment No. 2, dated March 29, 2001, amends a certain Amended and Restated Severance Agreement dated as of August 15, 1997 by and between Silicon Image, Inc., a Delaware corporation (the "Company"), and David D. Lee ("Executive"), as amended by Amendment No. 1 thereto dated January 24, 2000 (the "Severance Agreement").

    WHEREAS, the Severance Agreement aimed to enhance Executive's ability to perform effectively by providing him with employment security;

    WHEREAS, with a view to that purpose, the Severance Agreement was scheduled to expire on December 31, 2003, covering the period that Executive's equity compensation continued to vest;

    WHEREAS, Executive is eligible, pursuant to the Company's option repricing program for executive officers, to exchange an option granted to him in November 1999 for a new option to be granted in April 2001 that will be subject to vesting until April 2005 and is also eligible to be awarded additional equity compensation by the Company in the future; and

    WHEREAS, the Company accordingly desires to extend the term of the Severance Agreement;

    NOW, THEREFORE, the parties hereto agree as follows:

    1.  The Severance Agreement is hereby amended to replace the date, "December 31, 2003" with the date, "December 31, 2006", each place that it appears (including, without limitation, Sections 3(i), 3(ii), and 7).

    2.  Except as amended by this Amendment No. 2, the terms of the Severance Agreement remain in full force and effect.

    IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 (or have caused this Amendment No. 2 to be executed by their duly authorized representatives) as of March 29, 2001.

Silicon Image, Inc.

By:	/s/ STEVE TIRADO Steve Tirado Chief Operating Officer	/s/ DAVID D. LEE David D. Lee

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  Exhibit 10.31